Exhibit 10.4

SECOND AMENDMENT TO
AMERICAN REALTY CAPITAL PROPERTIES, INC.
EQUITY PLAN

WHEREAS, American Realty Capital Properties, Inc. (the “Company”) maintains the American Realty Capital Properties, Inc. Equity Plan (the “Plan”);

WHEREAS, pursuant to Section 9(d)(ii) of the Plan, the Board of Directors of the Company (the “Board”) may at any time and from time to time amend the Plan, in whole or in part; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, pursuant to Section 9(d)(ii) of the Plan, effective as of February 28, 2013, the Plan is hereby amended as follows:

1.Section 2(e) of the Plan is amended in its entirety to read as follows:

“(e) “Change in Control” means and includes any of the following events:
(i)    any Person is or becomes Beneficial Owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or
(ii)    the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) thirty percent (30%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or
(iii)    the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or
(iv)    persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election a vote of at least a majority of the Incumbent Directors.
Notwithstanding the foregoing, with respect to any payment pursuant to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code that is triggered upon a Change in Control, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Code.

2.The following sentence is added to the end of Section 6(b)(v) of the Plan to read as follows:

“Without limiting the generality of this paragraph, Other Stock-Based Awards may include grants of shares of Stock that are not subject to any restrictions or a substantial risk of forfeiture and shares of Common Stock in payment of the amounts due under a plan or arrangement sponsored or maintained by the Company or an Affiliate, including without limitation shares issuable upon redemption of OP Units granted under, and as defined in, the Second Amended and Restated Agreement of Limited Partnership of ARC Properties Operating Partnership, L.P., dated as of February 28, 2013 (as may be amended from time to time).”

IN WITNESS WHEREOF, the Board has approved the amendment to the Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 28th day of February, 2013.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
By:	/s/ Brian S. Block
Name:	Brian S. Block
Title:	Chief Financial Officer and Executive Vice President